Exhibit 5.1

DLA Piper LLP (US) 3203 Hanover Street Suite 100 Palo Alto, CA 94304-1123 www.dlapiper.com T 650.833.2000 F 650.833.2001

May 3, 2024

Predictive Oncology Inc.

91 43rd Street, Suite 110

Pittsburgh, PA 15201

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as counsel to Predictive Oncology Inc., a Delaware corporation (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on May 3, 2024, including the preliminary prospectus included therein at the time the Registration Statement becomes effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of up to $200,000,000 of our Securities (as defined below).

As used herein, the term “Securities” includes (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), (iii) debt securities, consisting of debentures, notes, bonds and/or other evidences of indebtedness of the Company, to be issued in one or more series (the “Debt Securities”), (iv) warrants to purchase Debt Securities or shares of the Company’s Common Stock or Preferred Stock (the “Warrants”), (v) subscription rights to purchase Debt Securities or shares of the Company’s Common Stock or Preferred Stock (the “Subscription Rights”), (vi) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities and Warrants (the “Units”), and (vii) shares of Common Stock issuable upon conversion or exercise as the case may be of the Preferred Stock, Debt Securities, and/or Warrants. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

In connection with our representation of the Company, and as a basis for the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)	the Registration Statement, including the Prospectus, and the form of indenture filed as Exhibit 4.43 thereto;

(b)	the Certificate of Incorporation of the Company, together with all amendments and supplements thereto filed through the date hereof (the “Charter”), as certified as of a recent date by the Secretary of State of the State of Delaware (the “SOS”), and by the Secretary of the Company to be in effect on the date hereof;

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(c)	the Second Amendment and Restated Bylaws of the Company, as amended and restated to the date hereof (the “Bylaws”), as certified by the Secretary of the Company to be in effect on the date hereof;

(d)	resolutions adopted by the Board of Directors of the Company (the “Board”) on May 2, 2024, relating to, among other matters, the authorization of the filing of the Registration Statement (in the form attached to the Secretary’s Certificate);

(e)	a good standing certificate for the Company, dated as of May 3, 2024, issued by the SOS; and

(f)	a certificate executed by the Secretary of the Company (the “Secretary’s Certificate”), dated as of the date hereof, as to certain factual matters therein.

We advise you that we have also examined (i) the sales agreement prospectus supplement contained within the Registration Statement (together with the Prospectus, the “Sales Agreement Prospectus”) relating to the sale by the Company through H.C. Wainwright & Co., LLC, as the sales agent (the “Sales Agent”), from time to time of shares of Common Stock (the “Placement Shares”) having an aggregate maximum offering price of up to $3,696,000 pursuant to the Registration Statement and the Sales Agreement Prospectus, and (ii) that certain ATM Sales Agreement, dated as of May 3, 2024, by and between the Company and the Sales Agent (the “ATM Sales Agreement”).

In examining the Documents, we have assumed, without independent investigation, the genuineness and validity of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Secretary’s Certificate.

We further assume that:

(a)	The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board (or where permitted, a committee of the Board) of the Company (each, a “Board Action”) in accordance with the Company’s Charter, Bylaws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(b)	The Company will not issue any Securities in excess of the number or amount authorized by a Board Action.

(c)	Any Debt Securities will be issued under a valid and legally binding indenture (an “Indenture”), as it may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”), and in each case duly authorized, executed and delivered by the Company, and, if required by the Indenture, accompanied by an officer’s certificate that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

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(d)	To the extent that the obligations of the Company under any Indenture or Supplemental Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture or Supplemental Indenture as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally, valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

(e)	Appropriate debentures, notes, bonds and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Company’s Charter, Bylaws and applicable law.

(f)	Prior to the issuance of any shares of Preferred Stock (including Preferred Stock that is the subject of Preferred Stock Warrants or any convertible Debt Securities), or Common Stock (including Common Stock that is the subject of Common Stock Warrants or any convertible Debt Securities or convertible Preferred Stock), there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), whether by articles of amendment or by classification or reclassification of existing capital stock and the filing of articles supplementary with the SOS, will have been taken.

(g)	For shares of Preferred Stock or Common Stock represented by certificates (“Certificates”), appropriate Certificates representing shares of Preferred Stock or Common Stock will be executed and delivered upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter, Bylaws and applicable law. For shares of Preferred Stock or Common Stock not represented by certificates, the applicable Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter, Bylaws and applicable law.

(h)	Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter, Bylaws and applicable law.

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(i)

To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

(j)

Any Subscription Rights will be issued under a valid and legally binding warrant agreement (a “Subscription Rights Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter, Bylaws and applicable law.

(k)	Prior to the issuance of any Units, there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and all actions necessary to the creation of any such Units, whether by articles of amendment or by classification or reclassification of existing capital stock and the filing of articles supplementary with the SOS, will have been taken.

(l)	Any Units will be issued under a valid and legally binding unit agreement (a “Unit Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter, Bylaws and applicable law.

(m)	To the extent that the obligations of the Company under any Unit Agreement may be dependent upon such matters, the financial institution to be identified in such Unit Agreement as unit agent (the “Unit Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Unit Agent will be duly qualified to engage in the activities contemplated by such Unit Agreement; such Unit Agreement will have been duly authorized, executed and delivered by the Unit Agent and will constitute the legally valid and binding obligation of the Unit Agent enforceable against the Unit Agent in accordance with its terms; the Unit Agent will be in compliance, generally, with respect to acting as Unit Agent under such Unit Agreement, with applicable laws and regulations; and the Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

(n)	The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and, collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

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(o)	The Registration Statement, and any amendments thereto, will have become effective and will remain effective under the Securities Act.

(p)	The issuance of the Securities will not cause any person to violate the Common Stock Ownership Limit or the Preferred Stock Ownership Limit provisions of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)	Upon issuance and delivery of certificates for Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Board Action, such Debt Securities and the applicable Indenture, Supplemental Indenture, together with an officer’s certificate, if any, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion of one or more series of Securities convertible into or exercisable for Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture, will be valid and binding obligations of the Company.

(2)	Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing shares of Common Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for shares of Common Stock pursuant to the exercise of one or more Common Stock Warrants or the conversion of one or more series of Securities convertible into Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(3)	When a class or series of Preferred Stock (and securities of any class or series into which any of the Preferred Stock may be convertible) has been duly authorized and established in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Charter, Bylaws and applicable law, and upon issuance and delivery of Certificates or Written Statements, if any, as the case may be, representing shares of such class or series of Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, representing shares of such class or series of Preferred Stock pursuant to the exercise of one or more series of the Preferred Stock Warrants or the conversion of one or more series of Securities convertible into Preferred Stock, such shares of such class or series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

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(4)

Upon execution, issuance, and delivery of any Warrants against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Company’s Charter, Bylaws and applicable law, the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, such Warrants will be duly authorized and constitute valid and legally binding obligations of the Company.

(5)	Upon execution, issuance, and delivery of any Subscription Rights against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Company’s Charter, Bylaws and applicable law, the Subscription Rights Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, such Subscription Rights will be duly authorized and constitute valid and legally binding obligations of the Company.

(6)	Upon execution, issuance, and delivery of any Units against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Company’s Charter, Bylaws and applicable law, the applicable Unit Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, such Units will be duly authorized and constitute valid and legally binding obligations of the Company.

(7)	The Placement Shares, to be issued and sold by the Company, have been duly authorized for issuance and, when issued, sold and delivered for consideration (of not less than par value per share of the Common Stock) and in the manner contemplated by the ATM Sales Agreement and the Sales Agreement Prospectus and in accordance with the resolutions duly adopted and to be duly adopted by the Board and to be duly adopted by the placement committee of the Board with respect to the offer, sale and issuance of the Placement Shares, will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)	The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)	We do not express any opinion herein concerning any law other than the Delaware General Corporation Law and the New York Business Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the New York Constitution and the reported judicial decisions interpreting the foregoing). This opinion concerns only the effect of such laws (exclusive of the principles of conflict of laws) as currently in effect. As to matters of such laws, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(c)	We express no opinion as to compliance with the securities (or “blue sky”), broker licensing, real estate syndication or mortgage lending laws of any jurisdiction.

(d)	The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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(e)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ DLA Piper LLP (US)

DLA PIPER LLP (US)